EXHIBIT 4.3


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                                  WATSCO, INC.
                           THIRD AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN

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      1. PURPOSE. The purpose of this Plan is to advance the interests of
Watsco, Inc., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

      2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13(a) hereof.

               (c) "Director" shall mean a member of the Board.

               (d) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) on the business day immediately preceding such date of the Common Stock, par value $.50 per share, of the Company (the "Common Stock"), in the case of options to purchase Common Stock, and the Class B Common Stock, par value $.50 per share, of the Company (the "Class B Common Stock"), in the case of options to purchase Class B Common Stock, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock or the Class B Common Stock on any business day shall be (i) if such common stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of such common stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if such common stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of such common stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of such common stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause


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(i) or (ii) is applicable, the mean between the high bid and low asked quotations for such common stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for such common stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

               (e) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

               (f) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (g) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

               (h) "Option" (when capitalized) shall mean any option granted under this Plan.

               (i) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

               (j) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

               (k) "Plan" shall mean this Third Amended and Restated 1991 Stock Option Plan for the Company.

               (l) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               (m) "Share" shall mean a share or shares of either the Common Stock or Class B Common Stock.

               (n) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          3. SHARES AVAILABLE FOR OPTION GRANTS. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to Six Million Seven

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Hundred and Fifty Thousand (6,750,000) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

          4.   INCENTIVE AND NON-QUALIFIED OPTIONS.

               (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

               (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

          5.       CONDITIONS FOR GRANT OF OPTIONS.

               (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee from the class of all regular employees of, or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and officers who are regular employees of the Company or any Subsidiaries, and (ii) Directors who are not employees of the Company or of any Subsidiaries. Any person who files with the Committee or the Board, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

               (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to

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the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

               (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

               (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue
Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

               (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 3,750,000 subject to adjustment as provided in Section 10 hereof.

      6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

      7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee or the Board in any Option, and subject to such guidelines as the Committee or the Board may establish, the option price of any Shares purchased shall be paid (1) in cash, (2) by certified or official bank check, (3) by money order, (4) with Shares, (5) by the withholding of Shares issuable upon exercise of the Option or by any other form of cashless exercise procedure approved by the Committee or the Board , or (6) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. The Committee or the Board also may, in its sole discretion, permit an Optionee to elect to defer receipt of any Shares to which he may be entitled as a result of his exercise of any Option, in accordance with such rules

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(including without limitation rules regarding when such elections must be made)
as the Committee or the Board may establish from time to time. The
Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

      8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

               (a) The expiration date of an Option shall be determined by the Committee or the Board at the time of grant, but in no event shall an Incentive Stock Option be exercisable after the expiration of 10 years from the date on which the Option is granted. Non-Qualified Stock Options may have a term that expires more than 10 years from the date on which the Option is granted, and the term of any outstanding Non-Qualified Stock Options may be extended by the Board or the Committee in its discretion.

               (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

                          (i) if there occurs any transaction (which shall
include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                          (ii) if the shareholders of the Company shall approve
a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive

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(unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                          (iii) if the shareholders of the Company shall approve
a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

               (c) The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

      9. TERMINATION OF OPTION PERIOD. The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                          (i) three months after the date on which the
Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee, or (C) death;

                          (ii) immediately upon the termination of the
Optionee's employment for Cause;

                          (iii) twelve months after the date on which the
Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;

                          (iv) (A) twelve months after the date of termination
of the Optionee's employment by reason of death of the Optionee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

All references herein to the termination of the Optionee's employment shall, in the case of a Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service with the Company.

               (b) The Committee or the Board in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or (iii) hereof that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the

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proposed date of such cancellation and may be given either before or after-approval of such corporate transaction.

      10. ADJUSTMENT OF SHARES.

               (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                          (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                          (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

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      11. TRANSFERABILITY OF OPTIONS AND SHARES.

               (a) Except as otherwise provided in paragraph (b) hereof, (i) no Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void; (ii) each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

               (b) A Non-Qualified Stock Option may be transferred by the Optionee to one of more transferees during the lifetime of the Optionee, and may be exercised by such transferees in accordance with the terms of the Plan and the Option, but only if and to the extent such transfers and exercises are permitted by the Board or the Committee pursuant to the express terms of the Option agreement or as otherwise agreed to in writing by the Board or the Committee, and subject to (i) any terms and conditions which the Board or the Committee may impose thereon and (ii) any prohibitions or restrictions on such transfers pursuant to Rule 16b-3 promulgated under the Securities Exchange Act.

               (c) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

      12. ISSUANCE OF SHARES.

               (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

               (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                          (i) a representation and warranty by the Optionee to
the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

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                          (ii) a representation, warranty and/or agreement to be
bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

      13. ADMINISTRATION OF THE PLAN.

               (a) The Plan shall be administered by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

               (b) The Board may grant Options pursuant to this Plan to Directors who are not employees of the Company or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.

               (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

               (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

      14. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

      15. FORMULA GRANTS TO OUTSIDE DIRECTORS.

               (a) Each Outside Director who was not granted an option to purchase shares of Common Stock prior to 1993 will receive an option to purchase 25,313 shares of Common Stock upon his or her initial election to the Board. All such options will become fully exercisable at 20% per year commencing on the first anniversary of the date of grant. Commencing on the sixth anniversary of the date of his or her initial election to the Board, and

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thereafter on each anniversary that such Director is a member of the Board each such Outside Director will receive an option to purchase 3,375 shares of Common Stock, which option will become fully exercisable on the first anniversary of the date of grant.

               (b) Each Outside Director who was granted an option to purchase shares of Common Stock prior to 1993 will receive, commencing on the sixth anniversary of the date of the last grant of an option to such Outside Director and thereafter on each anniversary that such outside Director is a member of the Board of Directors, an option to purchase 3,375 shares of Common Stock which option will become fully exercisable on the first anniversary of the date of grant.

               (c) The per share exercise price of all Options granted to Outside Directors pursuant to paragraphs (a) and (b) of this Section 15 will be equal to the Fair Market Value of the Shares underlying such Option on the date such Option is granted. The unexercised portion of any Option granted pursuant to paragraphs (a) or (b) of this Section 15 shall become null and void three months after the date on which such Outside Director ceases to be a Director for any reason.

               (d) The Board may also grant Options to Outside Directors pursuant to Section 5, subject to the provisions of the Plan generally applicable to Options granted pursuant to Section 5.

      16. INTERPRETATION.

               (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

               (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

               (c) This Plan shall be governed by the laws of the State of Florida.

               (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

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               (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

      17. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

      18. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall terminate on the tenth anniversary of the date on which it first was adopted by the Board. The effective date of this Third Amendment and Restatement of the Plan shall be the date on which the Board adopts this Third Amendment and Restatement of the Plan.



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